UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 6, 2011

WELLSTAR INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-130295	20-1834908
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6911 Pilliod Road
Holland, Ohio 43528
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (419) 865-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 6, 2011, Wellstar International, Inc. (the “Company”) announced that it has ceased operations.  The Company phone number has been disconnected and the lease for the Holland, Ohio facility has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSTAR INTERNATIONAL, INC.

Date: April 6, 2011	By:	/s/ John Antonio
Name: John Antonio
Title: CEO